SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 15, 2003


                          Sutter Holding Company, Inc.

             (Exact name of registrant as specified in its charter)



           Delaware                   1-15733                   59-2651232
        (State or other             (Commission              (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification No.)


                           150 Post Street, Suite 405
                         San Francisco, California 94108

               (Address of principal executive offices) (zip code)

                                 (415) 788-1441
                         (Registrant's telephone number,
                              including area code)



                       (Former name or former address, if
                          changed since last report.)

Item 5.       Other Events and Regulation FD Disclosure


On September 15, 2003, the Board of Directors of Sutter Holding Company, Inc. (the "Company") adopted the Sutter Holding Company, Inc. Stock Repurchase Policy and Program (the "Repurchase Program") for the purchase of its shares of common stock ("Shares"). This Repurchase Program will be in effect from the date adopted through February 29, 2004 (the "Program Period"). The Repurchase Program is intended neither to change the reporting status of the Company, nor to constitute any market making in the Shares, but is intended solely to permit the Company to make limited purchases of Shares when market prices warrant.

The Company's Chief Financial Officer ("CFO") has been directed by the Board to monitor the trading prices of the Company's Shares. At any time that the CFO deems the Shares to be available for acquisition, whether in the open market or in a private transaction, at prices which are at a substantial discount to management's estimate of the Company's true asset value or going concern value, the CFO will consult with one or both of the Company's Co Chief Executive Officers ("CEO") regarding the repurchase of Shares. Any repurchase of Shares will be effected subject to the following conditions:

        1. The CEO and CFO agree that the Shares are generally undervalued and the repurchase of such Shares would be in the best interests of the Company.
        2. The Company has excess cash reserves available to purchase the Shares. Total cash used to purchase Shares under this Repurchase Program during the Program Period will not exceed the sum of $175,000. Any Company funds used to repurchase Shares will be legally available for stock repurchases under applicable Delaware and California law.
        3. In no event will the total number of Shares purchased by the Company during the Program Period exceed 5% of the total number of Shares outstanding as of the beginning of the Program Period.
        4. The CEO and CFO will determine that no material nonpublic information exists which would substantiate any claim that a repurchase under the Repurchase Program was effected in violation of 1934 Act rules and regulations prohibiting trading on material nonpublic information.
        5. The CEO and CFO will determine that executing a repurchase transaction will not be characterized as having the intention or effect of manipulating the market price by inducing another party to buy or sell the shares, nor will it otherwise be deemed to be making a market in the Shares. It is understood that, due to the thin trading market for the Shares, management of the Company may not always be able to comply with the safe harbor provisions of Rule 10b-18 under 1934 Act. The CFO and CEO will nevertheless seek to comply with such safe harbor provisions in connection with any repurchase whenever practicable.
        6. The CEO and CFO will not effect any repurchase by means of any tender offer as that term is used in the 1934 Act.

Except as expressly described above, the decision whether or not to repurchase Shares in any particular transaction will be in the full discretion of the CEO and CFO.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: September 18, 2003         SUTTER HOLDING COMPANY, INC

                                  By: s/ ROBERT E. DIXON
                                      ------------------
                                      Robert E. Dixon,
                                      Co-Chief Executive Officer






















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